Exhibit 99.3


                              Attachment to Form 4


                             JOINT FILER INFORMATION


Name and Address:                      Windmill Master Fund L.P.
                                       2nd Floor, Harbour Centre
                                       Georgetown, Grand Cayman
                                       Cayman Islands


Date of Event Requiring Statement:     06/03/08
Issuer and Ticker Symbol:              Energy XXI (Bermuda) Limited (EXXI)
Relationship to Issuer:                10% Owner
Designated Filer:                      Duquesne Capital Management, L.L.C.


TABLE I INFORMATION

Title of Security:                     Common Stock, par value $0.001 per share
Transaction Date                       06/03/08
Transaction Code                       S
Amount of Securities                   48,871
Securities Acquired (A) or
     Disposed of (D)                   D
Price                                  $7.25 per share
Amount of Securities Beneficially
     Owned Following Reported
     Transactions                      14,408,673
Ownership Form:                        D
Nature of Indirect Beneficial
     Ownership:                        n/a


TABLE II INFORMATION

None.


Signature of Reporting Person          WINDMILL MASTER FUND L.P.
                                       By:  Duquesne Capital Management, L.L.C.,
                                            its investment manager


                                       By:  /s/ Joseph W. Haleski
                                            ------------------------------------
                                            Name:  Joseph W. Haleski
                                            Title: Chief Operating Officer

Date:                                  June 5, 2008